EXHIBIT 99.1

For immediate release:

TERRA NOVA FINANCIAL GROUP, INC. ANNOUNCES FIRST QUARTER EARNINGS

CHICAGO, IL, May 14, 2010-Terra Nova Financial Group, Inc. (OTC Bulletin Board: TNFG), a specialized financial services firm that through its subsidiaries provides brokerage services for professional traders, hedge funds and money managers, today announced preliminary unaudited financial performance metrics for the three months ended March 31, 2010.

Operating Initiatives

       The restructuring program initiated in November 2009 has progressed as expected. The company was successful in reducing cash operating costs by 21% since November 2009, mostly from the reduction in head count and operating expenses associated with our now discontinued Tradient subsidiary.

Selected First Quarter Results and Discussion
•	Consolidated revenue was $4.1 million for the three months ended March 31, 2010 versus $7.1 million for the same period in 2009. The following factors were primary contributors to the $3 million decrease in revenue:

°	Commissions and fees revenues were $3.7 million for the three months ended March 31, 2010 which is $2.9 million lower than in the same period in 2009. Lower trade volumes, primarily as a result of persistently low market volatility, reduced revenues by $2.6 million. Commissions per trade for the three months ended March 31, 2010 declined 9% over the same period in 2009, to $5.57. This decline in commissions per trade contributed approximately
$375,000 to the revenue decline for the three months ended March 31, 2010.

°	Net interest income declined by $194,000 to $226,000 for the three months ended March 31, 2010, compared to same period in 2009. The decline was primarily attributable to a drop in the interest rate the Company earns interest on its bank deposits. Additionally, client margin balances increased slightly for three months ended March 31, 2010 compared to the same period in 2009.

•	DARTs (daily average revenue trades) were 10,858 for the three months ended March 31, 2010 compared to 17,868 for the same period in 2009. The results are primarily attributable to a decline in active clients offset by an increase in the number of trades per active client as compared to the same period in 2009. Shares and contracts traded during the quarter ended March 31, 2010 totaled 1.1 billion compared to 1.2 billion in the same period last year.

•	Commission gross profit margin (commissions and fees less cost of sales) declined 3.4% to 50.2% for the three months ended March 31, 2010, compared to the same period in 2009. Deleveraging of software and clearing expenses as a percentage of sales accounted for 4.9% of the decline offset by an improvement in execution expense as a percentage of sales of 3.8% for the three months ended March 31, 2010 when compared to the same period in 2009.

•	Adjusted EBITDA was ($1 million) for the three months ended March 31, 2010 compared to $54,000 for the same period in 2009.

•	Net loss per share was ($0.06) for the three months ended March 31, 2010 compared to net loss per share of ($0.01) for the same period in 2009.

CONSOLIDATED FINANCIAL STATEMENTS - Preliminary Unaudited

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF LOSS (UNAUDITED)

	Three Months Ended March 31,
	2010	2009
REVENUES
Commissions and fees	$3,748,750	$6,676,420

Interest income	225,902	420,276
Interest expense on brokerage accounts	-	284
Net interest income	225,902	419,992

Other revenues	172,245	44,275

Net revenues	4,146,897	7,140,687

EXPENSES
Commissions and clearing	1,383,127	2,693,278
Compensation and benefits	1,794,620	2,034,785
Software and market data	527,713	946,718
Advertising and promotional	20,156	87,013
Professional fees	527,957	686,579
Communications and information technology	295,979	196,622
Depreciation and amortization	529,078	489,150
Other general and administrative expenses	617,311	468,385

Total expenses	5,695,941	7,602,530

Loss from continuing operations before income taxes	(1,549,044)	(461,843)

Income tax benefit	-	(180,000)

Net loss from continuing operations	(1,549,044)	(281,843)

Discontinued operations
Loss from discontinued operations of Tradient	(19,786)	(77,966)
Income tax benefit	-	(30,000)
Loss from discontinued operations	(19,786)	(47,966)

Net loss	$(1,568,830)	$(329,809)

Net loss per common share:
Basic and diluted
Continuing operations	$(0.06)	$(0.01)
Discontinued operations	(0.00)	(0.00)
	$(0.06)	$(0.01)

Weighted average common shares outstanding:
Basic	25,054,508	25,482,942

Diluted	25,054,508	25,482,942

Consolidated financial statements - Preliminary Unaudited, continued

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$2,601,259	$1,857,671
Cash segregated in compliance with federal regulations	133,607,871	136,042,376
Receivables from brokers, dealers and clearing organizations	30,678,861	23,001,389
Receivables from brokerage customers	9,361,352	12,022,905
Property and equipment, net of accumulated depreciation and amortization	980,456	1,045,707
Capitalized software development costs, net of accumulated amortization	173,803	246,835
Intangible assets, net of accumulated amortization	2,398,826	2,741,364
Income tax receivable	738,285	738,285
Deferred income taxes, net	1,499,761	1,499,761
Other assets	749,572	657,361
Total assets	$182,790,046	$179,853,654

LIABILITIES AND SHAREHOLDERS' EQUITY

Payables to brokerage customers	$164,393,571	$159,825,033
Payables to brokers, dealers and clearing organizations	447,962	490,911
Accounts payable and accrued expenses	1,317,918	1,355,905
Total liabilities	166,159,451	161,671,849

Commitments and contingencies

Shareholders' equity
Preferred stock; $10 par value; 5,000,000 shares authorized; none issued	-	-
Common stock; $0.01 par value; 150,000,000 shares authorized; 25,482,942 shares issued and 25,054,508 shares outstanding at March 31, 2010 and December 31, 2009	254,829	254,829
Treasury stock, common, at cost; 428,434 shares at March 31, 2010 and December 31, 2009	(272,056)	(272,056)
Additional paid-in capital	52,150,456	52,132,836
Accumulated deficit	(35,502,634)	(33,933,804)
Total shareholders' equity	16,630,595	18,181,805
Total liabilities and shareholders' equity	$182,790,046	$179,853,654

       In addition to reporting financial results in accordance with generally accepted accounting principles in the United States, or GAAP, the Company uses the measure of non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and other non-cash items) and non-GAAP loss before income taxes. These measures are not in accordance with or an alternative for GAAP, and should not be considered more meaningful than amounts determined in accordance with GAAP, and may be different from measures used by other companies. Adjusted EBITDA eliminates certain items of expenses and losses. The Company's management believes that this statistic can help in the assessment and evaluation of the relative strength of the Company's operating performance and is intended to assist investors in evaluating the current operating and financial performance of the Company's core business. The non-GAAP adjusted net loss excludes severance charges. The exclusion of this identified item from this non-GAAP financial measure should not be construed as an inference that this item is unusual or infrequent. The Company's management uses these measures internally for reviewing its financial results and for business planning. The Company discloses this information externally along with a reconciliation of their most directly comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results.

        Below are Terra Nova's preliminary unaudited Total Adjusted EBITDA and Total Adjusted Net loss reconciliations for the three months ended March 31, 2010 and 2009.

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended March 31,
	2010	2009

Commissions and fees	$3,748,750	$6,676,420
Net interest income	225,902	419,992
Other revenue	172,245	44,275
Net revenues	4,146,897	7,140,687

Cost of sales	1,867,148	3,097,432
Gross profit	2,279,749	4,043,255
Operating expenses	3,848,579	4,583,064

Loss before income taxes	(1,568,830)	(539,809)

Income tax benefit	-	(210,000)

Net loss	(1,568,830)	(329,809)

Adjustments
Depreciation and amortization	529,078	563,267
Stock-based compensation	17,620	30,165
Income tax benefit	-	(210,000)

Total Adjusted EBITDA	$(1,022,132)	$53,623

Commissions gross profit	$1,881,602	$3,578,988
Commissions gross profit margin	50.2%	53.6%

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended March 31,
	2010	2009
Total revenues	$4,146,897	$7,140,687
Total expenses	5,715,727	7,680,496
Income tax benefit	-	(210,000)
Net loss	(1,568,830)	(329,809)

Adjustments
Severance charges due to reduction in workforce	100,073	17,736
Total Adjusted Net loss	$(1,468,757)	$(312,073)

About Terra Nova Financial Group, Inc.

       Terra Nova Financial Group, Inc. is a holding company of businesses providing a range of products and services to professional traders. The Company has two primary subsidiaries. Terra Nova Financial, LLC, a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of Financial Industry Regulatory Authority, Inc. provides execution, clearing and prime brokerage services to professional traders, hedge funds and money managers. SC QuantNova Research SRL, based in Bucharest, Romania, provides software development, architecture and engineering for back office clearing systems. Terra Nova Financial Group, Inc. trades under the stock symbol "TNFG" and is listed on the OTC Bulletin Board.

       Terra Nova Financial, LLC ("Terra Nova") is a specialized financial services firm focused on supporting trading professionals. Professional traders, hedge funds and money managers come to Terra Nova for value in execution, clearing and prime brokerage services. This recognition originated with the firm's role (from 1996 to 1998) as the sponsoring broker-dealer for the innovative Archipelago ECN (now part of the NYSE Euronext). Terra Nova empowers self-directed clients to trade, analyze, strategize and report through a portfolio of advanced trading platforms. Terra Nova was founded in 1994 and is headquartered in Chicago, Illinois with a sales presence in New York, New York. Primary sources of revenue for Terra Nova include commissions, account fees and interest.

       Terra Nova is a member of Financial Industry Regulatory Authority, Inc. ("FINRA"), Securities Investor Protection Corporation ("SIPC"), National Futures Association ("NFA"), The Depository Trust & Clearing Corporation ("DTCC"), National Securities Clearing Corporation ("NSCC") and The Options Clearing Corporation ("OCC") along with the following exchanges: International Securities Exchange, Boston Options Exchange, NYSE Arca Options, NYSE Amex Options, NASDAQ OMX PHLX, NYSE Arca Equities, NYSE Amex Equities, NYSE Euronext, NASDAQ OMX BX, NASDAQ Stock Market, ISE Stock Exchange, National Stock Exchange and BATS Exchange, Inc.

Forward-looking statements

       Certain statements in this release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "will," "expect," "anticipate," "intend," "project," or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company, include, but are not limited to, risks and uncertainties that are described in the Annual Report on Form 10-K for the year ended December 31, 2009 and in other securities filings by the Company with the SEC. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.TNFG.com.

Investor Relations: Gregg J. Fuesel-1-312-827-3654